                                                                   EXHIBIT 10.11
                              PLACEMENT AGREEMENT

     This Agreement is entered into as of June 12, 1997, by and between INCO HOMES CORPORATION, a Delaware corporation ("Inco"), and USA COMMERCIAL REAL ESTATE GROUP, a Nevada corporation ("USA"), with reference to the following facts:

                                   RECITALS

     A. USA, in association with Ira J. Norris, a California licensed real estate broker, has arranged for Inco, an option (the "Option") to purchase certain real property located in Victorville, California, pursuant to a Residential Property Option Agreement dated June ___, 1997 (the "Option Agreement") from certain individual owners-as tenants in common (collectively, Optionor") .

     B. In connection with the Option, Inco has agreed to pay a fee to USA (the "Fee") in the amount of One Thousand Dollars ($1000) per Home from Inco's sale proceeds on the close of escrow of each Home (as defined in Section 3.4 of the Option Agreement).

     C. Parties hereto wish to agree as to the terms and conditions for the payment of the Fee.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Inco and USA hereby agree as follows:

          1.   Payment of the Fee.  Inco shall pay the Fee to USA from Inco's
               ------------------
sale proceeds for each Home sold on the Property. Said Fee shall be paid to USA directly from the closing escrow.

          2.   Inco's Liability for Fee.  Inco will only be responsible for the
               ------------------------
Fee on Home sales on Property Inco acquires from Optionor pursuant to the Option Agreement.

          3.   Miscellaneous.
               -------------

                (a) This Agreement shall be governed by the laws of the State of Nevada.

                (b)  Time is of the essence of this Agreement.

                (c) The parties hereto agree to execute and deliver such additional documents or instruments as they may be reasonably necessary to effectuate the terms and conditions of this Agreement.

                (d) In the event of any dispute hereunder or in any action for the enforcement of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party its attorneys' fees and costs of suits.
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                (e)  This Agreement shall inure to the benefit of the parties hereto and their respective heirs, successors and signs.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Inco:                                        USA:

Inco Homes Corporation,                      USA Commercial Real Estate Group,
a Delaware corporation                       a Nevada Corporation


By: /s/ Ira C. Norris                        By:________________________________
   ---------------------------------              Thomas Hantges, President
     Ira C. Norris, President




ACKNOWLEDGED AND AGREED:


 /s/ Ira C. Norris
------------------------------------
Ira C. Norris, broker

                                      -2-
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                       USA COMMERCIAL REAL ESTATE GROUP
                         3900 PARADISE ROAD, SUITE 263
                            LAS VEGAS, NEVADA 89109
                                (702) 734-2400


                                 June 10, 1997

Ira C. Norris
1282 West Arrow Highway
Upland, California 91786


     Re: Agreement for Purchase of Real Property ("Agreement") by and between the parties listed on Exhibit "A" to this letter, as buyer (collectively, the "Buyer"), and Inco Homes Corporation, as seller ("Seller"), for certain real property consisting of approximately 284 acres in San Bernandino County, California (the "Property")
                       ----------------------------------------------

Dear Mr. Norris:

     This letter will acknowledge your association, as a California licensed real estate broker, with USA Commercial Real Estate Group, a Nevada corporation, in representing Buyer in the purchase of the above-referenced Property.

     You further acknowledge that USA Commercial Real Estate Group is entitled to the entire $50,000 commission paid by Seller pursuant to the Agreement.

     Please execute a copy of this letter and return to the undersigned.

                                        Sincerely,

                                        USA COMMERCIAL REAL ESTATE
                                        GROUP


                                        By:___________________________
                                             Thomas Hantges, President


ACKNOWLEDGED AND AGREED:


/s/ Ira C. Norris
-----------------------------
Ira C. Norris, broker
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                                  EXHIBIT "A"
                                    BUYERS
                                    ------

1.   MET PARTNERS, LLC, a Nevada
     limited liability company

2.   PALOMINO PARTNERS LIMITED
     PARTNERSHIP, a Nevada limited
     partnership

3.   C.E. Newby and Carole J. Newby,
     Trustees of the Newby 1984 Trust,
     dated 3/19/84

4.   Kim W. Gregory and Debbie R. Gregory,
     Trustees of the Gregory 1988 Trust

5.   William P.J. Mahon, Trustee of the
     William P.J. Mahon and Kathleen M.
     Mahon Family Trust

6.   Joseph D. Milanowski